UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cannae Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Cannae Holdings, Inc. Highlights its Superior Director Nominees

for Election at December 12 Annual Meeting

~ Carronade’s Nominees Lack Requisite Public Company Leadership/Governance and Are Instead

Dominated by Inapplicable Distressed Debt and Restructuring Skillsets ~

~ Cannae’s Nominees Possess Needed Skills and Experiences to Guide Strategic Transformation and Sustainable Long-Term Value Creation in Ongoing Investments ~

~ Cannae Urges Shareholders to Vote on WHITE Proxy Card “FOR” ONLY

our Highly Qualified Nominees ~

LAS VEGAS—(BUSINESS WIRE)—December 1, 2025—Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) today reminded shareholders to protect the value of their investment by voting “FOR” ONLY Cannae’s four highly qualified and experienced director nominees (Erika Meinhardt, Barry B. Moullet, James B. Stallings, Jr., and Frank P. Willey).

Carronade is seeking more than just four director seats – the firm is seeking outsized influence including a new Strategic Review Committee with the majority of seats held by Carronade nominees. This board within a board structure effectively strips oversight authority away from the full Board, while casting aside directors who possess the deep investment expertise and historical perspective that our portfolio requires.

Carronade’s Directors Lack Critical Expertise for Cannae’s Transformation

Carronade claims that it is running a campaign focused on improving Cannae’s governance, yet Carronade’s nominees bring a narrow specialization in bankruptcy, distressed debt and restructuring, while offering little to no experience in public company leadership or governance. The Carronade nominees’ common skillsets are irrelevant for Cannae’s permanent capital model and corporate strategy of building long-term value in high-growth proprietary investments.

Chérie Schaible

x	Prior work experience at private companies has no relevance to Cannae’s portfolio
x	No public company board experience
x	No public company leadership experience
x	No proven track record sourcing investments or overseeing growth strategy
x	Connections to restructuring networks further underscore a skillset misaligned with Cannae’s growth strategy

Dennis Prieto

x	Career focused on distressed debt and restructuring at Aurelius Capital — irrelevant to Cannae’s permanent capital model
x	No public company board experience
x	No public company leadership experience
x	Significant professional overlap with Carronade’s principal, raising concerns about independence and alignment with all shareholders

Mona Aboelnaga Kanaan

x	No relevant sector expertise — generalist investment background
x	Poor track record: CEO of Proctor Investment Management, which closed after failing to generate significant revenue

Benjamin Duster

x	No public company executive leadership experience
x	History of short-term board stints (12+ boards in 15 years), including service on Republic First Bancorp, which filed for bankruptcy and had a bank subsidiary seized by regulators

Bottom line: Carronade’s nominees have failed to demonstrate the necessary skillsets needed for our strategic plan, offer little to no experience in public company leadership or governance, and would increase execution risk at a critical time. Electing Carronade’s nominees would be disruptive to your Board, undermine Cannae’s progress, and jeopardize long-term shareholder value.

Cannae’s Nominees Provide Essential Skills and Experiences

Cannae’s four nominees possess the sector-specific operational expertise required to guide our growth strategy and provide effective, independent oversight – expertise that cannot be replaced by generalist restructuring skills.

Barry Moullet – Foodservice, Supply Chain and Consumer Platform Expertise

√

Decades-long executive leadership experience in the foodservice industry independent from Bill Foley links, including as Chief Supply Chain Officer at Focus Brands, Chief Supply Chain Officer and Chief Development Officer at Darden Restaurants, Inc.

√	Since 2012, Mr. Moullet has been the principal of BBM Executive Insights, a consulting firm specializing in optimizing supply chain management for foodservice clients
√	Mr. Moullet’s experience is directly relevant to Cannae’s restaurant and consumer goods businesses. No Carronade nominee has a similar track record of success or expertise in the restaurant sector
√	Independent and diverse director, having joined the Cannae board in 2021, and currently sits on the Related Person Transaction Committee

James Stallings, Jr. – Technology & Cybersecurity Leadership

√

Decades-long public company leadership independent from Bill Foley links. Led for 20+ years at IBM Corporation (NYSE: IBM), with roles such as General Manager of several major lines of business, including the company’s $25 billion global hardware sales division, its $7 billion Linux software business, and its intellectual property division, which held 39,000 patents

√	Managing Partner at PS27 Ventures, a technology-focused investment fund, and founded E House, a consumer technology company
√	Strong governance experience, including as a director at UGI Corporation (NYSE: UGI) and Fidelity National Information Services, Inc. (NYSE: FIS)
√	Mr. Stallings’ experience is directly relevant to Cannae’s investment process and portfolio. No Carronade nominee has a similar track record of business success or expertise in the technology sector
√	Independent and diverse director, having joined the Cannae board in 2018, and currently sits on the Related Person Transaction Committee and Corporate Governance and Nominating Committee.

Erika Meinhardt – Operational Leadership & Strategic Execution

√

Strong track record managing and growing complex business organizations, evidenced by the success of Fidelity National Financial (NYSE: FNF) under her leadership as Executive Vice President, President of National Agency Operations (National Title Group), and National Agency Operations Manager

√	Ms. Meinhardt’s experience is directly relevant to Cannae’s portfolio company sourcing and operations. No Carronade nominee has a similar track record of operational expertise
√	Independent and diverse director having joined the Cannae board in 2018, is lead independent director, and currently sits on the Compensation Committee

Frank Willey – Legal, Risk Management and Governance Expertise

√

Governance and leadership experience at companies relevant to our portfolio holdings, including service as an independent director of PennyMac Investment Trust (NYSE: PMT), Vice Chairman of Carl Karcher Enterprises, Inc., (NYSE: CKR), and current service as the Executive Vice Chairman and Audit Committee Chair of Commercial Bank of California

√

Significant public company mergers and acquisitions, legal, and leadership experience, including as director of Fisher Communications, Inc. (Nasdaq: FSCI), Vice President and General Counsel of Land Resources Corporation (AMEX: LRC)

√

Mr. Willey’s experience is directly relevant to oversee strategy while navigating Cannae’s complex regulatory environment. No Carronade nominee has a similar depth of public company leadership, transactional, and relevant regulatory expertise

√	Independent director, having joined the Cannae board in 2017, and currently sits on the Audit Committee

The Cannae Board of Directors is committed to acting in the best interests of all shareholders and unanimously recommends that shareholders vote on the WHITE proxy card “FOR” ONLY all four of Cannae’s highly qualified director nominees standing for election— Barry B. Moullet, James B. Stallings, Jr., Erika Meinhardt, and Frank P. Willey.

Thank you for your continued support.

Sincerely,

The Cannae Board of Directors

If you have any questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Shareholders may call toll free: (877) 750-0637

Banks and Brokers may call collect: (212) 750-5833

Forward-Looking Statements and Risk Factors

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts, but instead represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. Forward-looking statements include statements about our business, strategic plans, future performance, return of capital, and the impact of our actions on shareholder value, and commitments outlined in this communication or elsewhere. These statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” and similar references to future periods, or by the inclusion of forecasts or projections. We caution readers not to place undue reliance on forward-looking statements. We expect that certain disclosures made in this communication may be updated or revised in the future as the quality and completeness of our data and methodologies continue to improve. Important factors that could cause actual results to differ materially from expectations are described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in other filings we make with the SEC. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors, except where we are expressly required to do so by law.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Annual Meeting. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s website at https://www.cannaeholdings.com/financial-information/sec-filings.